Exhibit 99.1

Investors Title Company Announces Second Quarter 2015 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--August 5, 2015--Investors Title Company today announced its results for the second quarter ended June 30, 2015. Net income attributable to the Company increased 22.1% to $4,120,497, or $2.05 per diluted share, compared with $3,373,598, or $1.65 per diluted share, for the prior year quarter.

Revenues increased 6.8% to $35,481,807 versus the prior year quarter, primarily due to net realized gains on investments and increases in other revenues. Net premiums written also increased 2.1% to a quarterly record level of $30,464,581, even as a greater share of our policy volume originated in markets with lower average premium rates versus the prior year quarter. Real estate activity was up significantly for the quarter, driven by higher levels of home purchases and increases in mortgage refinances versus the prior year quarter.

Operating expenses increased 4.0% to $29,695,310 versus the prior year quarter, primarily due to an increase in the provision for claims, stemming from recognition of favorable loss development in the prior year. The increase in the provision for claims was partially offset by a decrease in agent commissions, reflecting a higher proportion of business written in markets with direct operations. Payroll expenses were up 6.4% to $6,866,632 due to normal inflationary increases in compensation and benefit costs, and higher staffing levels to support ongoing software development activities.

For the six months ended June 30, 2015, net income attributable to the Company increased 34.1% to $5,846,621, or $2.90 per diluted share, compared with $4,360,036, or $2.14 per diluted share, for the prior year period. Revenues increased 3.4% to $63,783,616 versus the prior year period, while operating expenses were virtually flat at $55,627,995. Results for the first half of the year have been shaped predominantly by the same factors that affected the second quarter.

Chairman J. Allen Fine added, “Purchase activity improved substantially for the first half of 2015 across all of our markets, driven partly by an increase in the share of first-time buyers, as well as continuing trends of increases in the rate of existing home sales and higher levels of home prices. With positive trends in housing affordability, unemployment, and overall economic conditions, we are optimistic that recent levels of real estate activity will continue. Over the long term, we remain focused on enhancing our competitive strengths and profitably expanding our market presence.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services to individuals, companies, banks and trusts, as well as services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding future home price increases, changes in home purchase or refinance activity, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, positive developments in housing affordability, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; changes in the economy and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Six Months Ended June 30, 2015 and 2014

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Net premiums written	$30,464,581	$29,849,853	$55,426,622	$54,759,105
Investment income - interest and dividends	1,131,487	1,039,435	2,309,526	2,065,851
Net realized gain on investments	925,164	92,082	939,967	584,219
Other	2,960,575	2,240,183	5,107,501	4,266,452
Total Revenues	35,481,807	33,221,553	63,783,616	61,675,627

Operating Expenses:
Commissions to agents	16,898,691	18,346,381	31,495,230	33,802,659
Provision for claims	2,130,810	294,281	2,917,422	2,669,664
Salaries, employee benefits and payroll taxes	6,866,632	6,454,930	14,144,081	12,640,691
Office occupancy and operations	1,443,297	1,246,644	2,747,518	2,426,971
Business development	578,194	511,763	1,065,169	1,029,657
Filing fees, franchise and local taxes	221,098	225,343	437,741	414,943
Premium and retaliatory taxes	634,747	546,091	1,111,338	840,565
Professional and contract labor fees	680,483	666,909	1,264,590	1,354,967
Other	241,358	250,167	444,906	459,951
Total Operating Expenses	29,695,310	28,542,509	55,627,995	55,640,068

Income before Income Taxes	5,786,497	4,679,044	8,155,621	6,035,559

Provision for Income Taxes	1,666,000	1,281,000	2,309,000	1,652,000

Net Income	4,120,497	3,398,044	5,846,621	4,383,559

Net Income Attributable to Redeemable Noncontrolling Interest	—	(24,446)	—	(23,523)

Net Income Attributable to the Company	$4,120,497	$3,373,598	$5,846,621	$4,360,036

Basic Earnings per Common Share	$2.06	$1.66	$2.91	$2.14

Weighted Average Shares Outstanding – Basic	2,004,698	2,034,931	2,008,718	2,036,047

Diluted Earnings per Common Share	$2.05	$1.65	$2.90	$2.14

Weighted Average Shares Outstanding – Diluted	2,009,495	2,039,202	2,013,878	2,041,268

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of June 30, 2015 and December 31, 2014 (Unaudited)

	June 30, 2015	December 31, 2014
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$101,686,777	$109,048,290
Equity securities, available-for-sale, at fair value	38,237,742	39,254,981
Short-term investments	8,588,140	2,576,993
Other investments	8,397,014	8,530,929
Total investments	156,909,673	159,411,193

Cash and cash equivalents	18,823,257	15,826,515
Premium and fees receivable	9,380,604	8,544,183
Accrued interest and dividends	1,039,031	1,063,837
Prepaid expenses and other assets	7,925,283	7,732,677
Property, net	6,121,707	5,460,805
Total Assets	$200,199,555	$198,039,210

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$38,125,000	$36,677,000
Accounts payable and accrued liabilities	16,900,157	18,290,819
Current income taxes payable	423,908	92,192
Deferred income taxes, net	5,091,797	5,415,493
Total liabilities	60,540,862	60,475,504

Stockholders’ Equity:
Common stock - no par value (10,000,000 authorized shares; 2,001,030 and 2,023,270 shares issued and outstanding 2015 and 2014, respectively, excluding 291,676 shares for 2015 and 2014 of common stock held by the Company's subsidiary)	1	1
Retained earnings	128,634,895	124,707,196
Accumulated other comprehensive income	11,023,797	12,856,509
Total stockholders’ equity	139,658,693	137,563,706
Total Liabilities and Stockholders’ Equity	$200,199,555	$198,039,210

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Six Months Ended June 30, 2015 and 2014

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	%	2014	%	2015	%	2014	%
Branch	$7,707,773	25.3	$6,275,362	21.0	$13,313,537	24.0	$11,107,041	20.3

Agency	22,756,808	74.7	23,574,491	79.0	42,113,085	76.0	43,652,064	79.7

Total	$30,464,581	100.0	$29,849,853	100.0	$55,426,622	100.0	$54,759,105	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200